EXHIBIT 23

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-105862 of Micrel, Incorporated on Form S-8 of our report dated June 26, 2007, appearing in this Annual Report on Form 11-K of Micrel, Inc. 401(k) Plan for the year ended December 31, 2006


/s/ Armanino McKenna LLP
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    ARMANINO McKENNA LLP
    San Ramon, California

    June 29, 2007